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                                                                     EXHIBIT 1.4


                               PURCHASE AGREEMENT

                                                                 _________, 2003

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

Attention: Robert O. Pritchard, Treasurer


         The Issuer agrees to issue and sell to each Agent, and each Agent agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule B hereto, the amount of Securities set forth opposite the name of such Agent in Schedule A hereto and described in the Agency Agreement dated _________, 2003 (the "Agency Agreement"):

         Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent and Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

         This Agreement incorporates by reference all of the provisions of the Agency Agreement, (including any amendment entered into pursuant thereto by the Issuer and the undersigned Agent, to the extent applicable), except provisions of the Agency Agreement relating specifically to solicitation by the Agents, as Agents, and except that (i) the last sentence of Section 7(d) shall not be applicable; and (ii) the term "this Agreement", as used in Section 7(d) of the Agency Agreement, shall be deemed to refer to this Agreement (and not the Agency Agreement) except that in the fifth sentence such term shall be deemed to refer to the Agency Agreement. You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

         Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall be deemed to be made as of the date of this Purchase Agreement and references to the Registration Statements and Prospectus shall be deemed to relate to the Registration Statements and the Prospectus as amended at such Settlement Date specified above) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

                  (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (i) of
         Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statements or the Prospectus shall be deemed to


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         relate to the Registration Statements or the Prospectus, as the case may be, as amended or supplemented as of the date hereof and at the time of settlement on such Settlement Date) and except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date; and

                  (b) there shall not have occurred between the date hereof and the above Settlement Date (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in our judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Securities of any other debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of the Securities or any other debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market if, in our judgment, any such event or any condition giving rise thereto or existing concurrently therewith makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase, or sales of, Securities on the terms and in the manner contemplated by the applicable Pricing Supplement and the Prospectus; (iv) any banking moratorium declared by Federal or New York authorities; (v) the occurrence of any material disruption in settlement or clearing services shall have occurred; or (vi) any outbreak or escalation of hostilities, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities on the terms and in the manner contemplated applicable Pricing Supplement and the Prospectus.

Our obligations hereunder are also subject to the following additional terms:

                  (a) If any Agent or Agents shall fail to take up and pay for the amount of Securities agreed by such Agent or Agents to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased does not aggregate more than 10% of the total amount of Securities set forth in Schedule A hereto, the remaining Agents shall be obligated to take up and pay for (in proportion to their respective obligations hereunder as set forth in Schedule A hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Agent or Agents agreed but failed to purchase.


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                  (b) If any Agent or Agents shall fail to take up and pay for the amount of Securities agreed by such Agent or Agents to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the amount of Securities not purchased aggregates more than 10% of the total amount of Securities set forth in Schedule A hereto, and arrangements satisfactory to us and the Issuer for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Issuer shall not be under any liability to any Agent (except to the extent provided in Section 4(h) and Section 7 of the Agency Agreement) nor shall any Agent (other than an Agent who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of securities agreed by such Agent to be purchased hereunder) be under any liability to the Issuer.

         In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

         If for any reason our purchase of the above Securities is not consummated, the respective obligations of you and the undersigned pursuant to
Section 7 shall remain in effect.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.








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         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Agents.


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED
                                       SUNTRUST CAPITAL MARKETS, INC.
                                       BB&T CAPITAL MARKETS, A DIVISION OF
                                         SCOTT & STRINGFELLOW, INC.
                                       DAVENPORT & COMPANY LLC
                                       EDWARD D. JONES & CO., L.P.
                                       JANNEY MONTGOMERY SCOTT LLC


                                       BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



CONFIRMED AND ACCEPTED, as of
the date first above written:

PIEDMONT NATURAL GAS COMPANY, INC.


By:
    -----------------------------
Name:
Title:







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                                   SCHEDULE A


                                                                   Amount of
                                                                Securities to be
Agent                                                              Purchased
-----                                                              ---------



                                                                 -------------
Total.........................................................   $
                                                                 =============
























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                                   SCHEDULE B



Registration Statements No. 333-106268 and 333-62222


Titles of Securities: Medium Term Notes, Series E

Amounts of Securities:$225,000,000

Purchase Price:

Closing

         Office for delivery of Securities:

         Office for payment for Securities:

         Date and time of Closing:

         Method of Payment:  Wire Transfer

         Type of Funds:

Underwriting Commission/Discount

         Amount:

         Method of payment:

Form of Securities: Book-Entry

Particular terms of the Securities

         Interest:

         Maturity:

         Other terms:







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